Exhibit 99.1

Supernus to Present at Three November Healthcare Conferences

ROCKVILLE, Md., November 7, 2018 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and Company update as well as host investor meetings, at the following three conferences:

Stifel 2018 Healthcare Conference
Date: Tuesday, November 13, 2018
Time: 3:30 p.m. EST
Place: Lotte New York Palace Hotel, New York

Jefferies 2018 London Healthcare Conference
Date: Thursday, November 15, 2018
Time: 2:40 p.m. GMT (9:40 a.m. EST)
Place: Waldorf Hilton, London, U.K.

Piper Jaffray 30th Annual Healthcare Conference
Date: Tuesday, November 27, 2018
Time: 12:00 p.m. EST
Place: Lotte New York Palace Hotel, New York

Investors interested in arranging a meeting with the Company’s management during these conferences should contact the respective conference coordinators.

A live webcast of the respective presentations can be accessed by visiting ‘Events & Presentations’ in the Investor Relations section on the Company’s website at www.supernus.com. An archived replay of these webcasts will be available for 60 days after the respective conferences on the Company’s website.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients, SPN-812 for the treatment of ADHD and Oxtellar XR for the treatment of bipolar disorder.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com